Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Custodian, Independent Registered Public Accounting Firm, and Counsel” in this Registration Statement on Form N-1A of Manning & Napier Fund, Inc.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

March 28, 2008